Exhibit 99.1

                      EXHIBIT 1 - JOINT FILING AGREEMENT

                            Joint Filing Agreement

      The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.01 per share, of InPhonic, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

August 28, 2006

                                    THE GOLDMAN SACHS GROUP, INC.



                                    By:    /s/ Andrea Louro DeMar
                                        ---------------------------------
                                         Name:  Andrea Louro DeMar
                                         Title: Attorney-in-fact


                                    GOLDMAN, SACHS & CO.



                                    By:    /s/ Andrea Louro DeMar
                                        ---------------------------------
                                         Name:  Andrea Louro DeMar
                                         Title: Attorney-in-fact